Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Auction Preferred Stock

of

AllianceBernstein National Municipal Income Fund, Inc.

(the “Fund”)

Pursuant to the Offer to Purchase

Dated November 9, 2018

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal (as defined below)), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the Fund’s Auction Preferred Shares, Series M, Series T, Series W and Series TH, par value $0.001 per share (the “Auction Preferred Stock”), at 98.75% of the liquidation preference of $25,000 per share (or $24,687.50 per share), plus any unpaid dividends accrued through the termination date of this tender offer, and/or all other documents required by the Letter of Transmittal, cannot be delivered to the Depositary (as defined in the Fund’s offer to purchase, dated November 9, 2018 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”)) on or before 5:00 p.m., New York City time, December 13, 2018, or such later date to which the Offer is extended (the “Termination Date”). This form, or such form that is substantially equivalent to this form, may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before the Termination Date. See Section 3 (“Procedure for Tendering Auction Preferred Stock”) of the Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York Mellon

Telephone

(315) 414-3362

By First Class Mail, By Overnight Courier:

The Bank of New York Mellon

Corporate Trust Operations–Reorganization Unit

Attn: Eric Herr

111 Sanders Creek Parkway

East Syracuse, New York, 13057

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which is hereby acknowledged, Auction Preferred Stock, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

AllianceBernstein National Municipal Income Fund, Inc.	Signature
☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution
Number of Shares of Auction Preferred Stock tendered	(Address)
DRS Transaction Advice Numbers (if applicable)	(Zip Code)
Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “eligible institution”), hereby (a) represents that the above named person(s) “own(s)” the Auction Preferred Stock tendered hereby and (b) guarantees to deliver to the Depositary (as defined in the Offer to Purchase) the Auction Preferred Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal, and any other required documents, all within three regular trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:

3